                             CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer International Small Company Fund:

We  consent  to  the  use  in  this   Registration   Statement  of   Oppenheimer
International  Small  Company  Fund of our  report  dated  September  22,  2004, included  in the  Statement  of  Additional  Information,  which is part of such
Registration  Statement,  and to the  references  to our firm under the headings
"Financial  Highlights" appearing in the Prospectus,  which is also part of such
Registration  Statement and  "Independent  Registered  Public  Accounting  Firm"
appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
October 25, 2004